UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Whitehall Jewellers, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606

May 27, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of Whitehall Jewellers, Inc., a Delaware corporation, to be held at 10:00 a.m. (local time) on Thursday, June 24, 2004, at The Standard Club, 320 South Plymouth, Chicago, Illinois 60604.

The formal notice of the meeting, the proxy statement and the 2003 annual report are enclosed. The matters to be considered at the meeting are described in the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We hope that you can attend the 2004 annual meeting of stockholders.

Sincerely,

Hugh M. Patinkin
Chairman, Chief Executive Officer and President

WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 24, 2004

To our Stockholders:

We are notifying you that the annual meeting of stockholders of Whitehall Jewellers, Inc., a Delaware corporation, will be held at 10:00 a.m. (local time) on Thursday, June 24, 2004, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604 for the following purposes:

1.	to elect one (1) Class II director;

2.	to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending January 31, 2005; and

3.	to transact such other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 30, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares in person.

This Notice of annual meeting of stockholders is first being sent to stockholders on or about May 27, 2004.

By Order of the Board of Directors,

John R. Desjardins
Executive Vice President, Chief Financial Officer
and Secretary

May 27, 2004

WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 24, 2004

GENERAL INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Whitehall Jewellers, Inc., a Delaware corporation, for use at the 2004 annual meeting of stockholders to be held at 10:00 a.m. (local time) on Wednesday, June 24, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604.

The Board of Directors has fixed the close of business on April 30, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. On April 30, 2004, Whitehall had outstanding (i) 13,936,777 shares of common stock, par value $0.001 per share, and (ii) 142 shares of Class B common stock, par value $1.00 per share. A list of stockholders of record entitled to vote at the annual meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at the office of Whitehall located at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this proxy statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the annual meeting.

You may revoke your proxy at any time prior to voting at the annual meeting by delivering written notice to the Secretary of Whitehall, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person at the annual meeting.

This proxy statement is first being sent or given to stockholders on or about May 27, 2004.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

•	the election of one director, for a term of three years (see page 4); and

•	ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as Whitehall’s independent auditors for the fiscal year ending January 31, 2005 (see page 20).

In addition, management will report on Whitehall’s performance during fiscal 2003 and respond to questions from stockholders.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. All properly executed and unrevoked proxies received in the accompanying form in time for the annual meeting will be voted in the manner directed therein.

At the annual meeting, a holder of common stock or Class B common stock may, with respect to the election of the Class II director, vote FOR the election of the director nominee or WITHHOLD authority to vote for such director nominee. With respect to the ratification of the selection of PwC as Whitehall’s independent auditors, a holder of common stock or Class B common stock may vote FOR the ratification of PwC or WITHOLD authority to vote for such ratification.

The Board of Directors recommends that you vote your shares “FOR” the election of the nominee to the Board and “FOR” the ratification of the selection of the independent auditors.

If no direction is made on a proxy, the proxy will be voted FOR the election of the named director nominee to serve as a Class II director and FOR the ratification of the selection of PwC as Whitehall’s independent auditors. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the annual meeting. If a proxy indicates that all or a portion of the votes represented by that proxy are not being voted with respect to a particular matter, the non-votes will not be considered present and entitled to vote on that matter, although the votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 30, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock or Class B common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each holder of outstanding shares of common stock is entitled to one vote for each share of common stock held in that holder’s name with respect to all matters on which holders of common stock are entitled to vote at the annual meeting. Each holder of outstanding shares of Class B common stock is entitled to 35.4208 votes for each share of Class B common stock held in that holder’s name with respect to all matters on which holders of Class B common stock are entitled to vote at the annual meeting. Except as otherwise required by law, the holders of shares of common stock and Class B common stock shall vote together and not as separate classes.

What constitutes a quorum?

If a majority of the voting power with respect to the shares of common stock and Class B common stock combined are represented in person or by proxy at the annual meeting, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 13,936,777 shares of common stock and 142 shares of Class B common stock outstanding and entitled to vote. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

How do I vote my shares at the annual meeting?

If you are a “record” holder of our common stock or Class B common stock (that is, if you hold your stock in your own name in Whitehall’s stock records maintained by our transfer agent), you may complete and sign the proxy card and return it to Whitehall or deliver it in person. If you hold shares of our common stock or Class B common stock in “street name” (that is, through a broker, bank or other nominee), you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

What vote is required to approve each matter that comes before the meeting?

The election of the Class II director requires the affirmative vote of a plurality of votes cast by the holders present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Accordingly, if a quorum is present at the annual meeting, an affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal will ratify the selection of PwC as Whitehall’s independent auditors. Withholding authority to vote for a nominee and non-votes with respect to the election of the Class II director will not affect the outcome of the election of the Class II director.

The ratification of the selection of PwC as Whitehall’s independent auditors requires the affirmative vote of a plurality of votes cast by the holders present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Accordingly, if a quorum is present at the annual meeting, an affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal will ratify the selection of PwC as Whitehall’s independent auditors. Withholding authority to vote and non-votes with respect to this matter will not affect the outcome of the ratification of the selection of PwC as Whitehall’s independent auditors.

Who will bear the costs of soliciting votes for the meeting?

Whitehall will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

PROPOSAL 1

ELECTION OF DIRECTOR

Whitehall’s business is managed under the direction of its Board of Directors. The Board of Directors is presently composed of five directors, divided into three classes, two of whom are Class I directors, one of whom is a Class II director and two of whom are Class III directors. At the annual meeting, one Class II director will be elected to serve until the annual meeting in the year 2007, or until his successor is duly elected and qualified. The nominee for election as the Class II director is identified below. In the event the nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

On January 29, 2004, as part of Whitehall’s ongoing corporate governance initiatives, Matthew M. Patinkin and John R. Desjardins resigned from the Board of Directors. In addition, in order to satisfy the requirements of Whitehall’s By-Laws relating to the apportionment of directors among the three classes, Norman J. Patinkin resigned as a Class I director and was reappointed to the Board of Directors as a Class III director, with a term to expire at Whitehall’s 2005 Annual Meeting, one year earlier than it otherwise would have had he remained as a Class I director. Norman J. Patinkin’s reappointment filled the vacancy left by the resignation of Matthew M. Patinkin. Finally, the size of the Board of Directors of Whitehall was reduced to five directors.

Nominee

The following person, if elected at the annual meeting, will serve as the Class II director until the annual meeting in the year 2007, or until his successor is elected and qualified.

CLASS II DIRECTOR — TERM SCHEDULED TO EXPIRE IN 2007

Sanford Shkolnik, age 65, was appointed to the Board of Directors of Whitehall on April 15, 2003. In 1972, he co-founded Equity Properties and Development Co., which operated a substantial retail real estate portfolio, and served as its Chairman and Chief Executive Officer from 1972 to 1996. Since 1997, Mr. Shkolnik has independently pursued opportunities in real estate and other business ventures. Mr. Shkolnik is the Chairman of the Long Range Planning Committee and a member of the Audit Committee, the Governance and Nominating Committee and the Compensation Committee.

On April 15, 2003, the Board of Directors, as recommended by the Governance and Nominating Committee, appointed Mr. Shkolnik to fill the vacancy created by the resignation of a director. The Chief Executive Officer of Whitehall originally recommended Mr. Shkolnik to the Governance and Nominating Committee for consideration for appointment to the Board of Directors to fill this vacancy. After due consideration, the Governance and Nominating Committee approved Mr. Shkolnik for such appointment. In connection with the 2004 Annual Meeting of Stockholders, the Governance and Nominating Committee recommended Mr. Shkolnik’s inclusion on Whitehall’s proxy card and recommended that the Board of Directors nominate Mr. Shkolnik as the Class II director standing for election.

THE BOARD OF DIRECTORS OF WHITEHALL RECOMMENDS
VOTES “FOR” THE NOMINEE FOR CLASS II DIRECTOR.

Other Directors

The following persons are currently directors of Whitehall whose terms will continue after the annual meeting.

CLASS III DIRECTORS — TERM SCHEDULED TO EXPIRE IN 2005

Richard K. Berkowitz, age 62, has served as a director of Whitehall since 1998. He retired from Arthur Andersen, L.L.P. in August 1998 after serving 21 years as a partner. Prior to his retirement, Mr. Berkowitz served as head of Arthur Andersen’s tax division in Miami, Florida. Mr. Berkowitz has been associated with Entente Investment, Inc. and was a member of the Advisory Board of Security Plastics, Inc. Mr. Berkowitz is Chairman of the Audit Committee, the Chairman of the Governance and Nominating Committee and a member of the Compensation Committee.

Norman J. Patinkin, age 77, has served as a director of Whitehall since 1989. In 2001, he retired as the Chief Executive Officer of United Marketing Group, L.L.C., but remains on its Board of Directors. United Marketing Group operates telemarketing services, motorclubs, travel clubs and direct response merchandise programs for large corporations. Mr. Patinkin is a member of the Long Range Planning Committee.

Norman J. Patinkin is a first cousin, once removed, of Hugh M. Patinkin and Matthew M. Patinkin, an executive officer of Whitehall.

CLASS I DIRECTORS — TERM SCHEDULED TO EXPIRE IN 2006

Hugh M. Patinkin, age 53, has served as President and Chief Executive Officer of Whitehall since 1989 and was elected its Chairman in February 1996. He has served as a director from 1979 to 1988 and from 1989 to the present. He joined Whitehall as its Assistant Secretary in 1979. Prior thereto he practiced law with the firm of Sidley & Austin, now Sidley Austin Brown & Wood LLP.

Daniel H. Levy, age 60, is the Chairman and Chief Executive Officer of Donnkenny, Inc., a designer, manufacturer and marketer of women’s apparel, and has served as a director of Whitehall since January 7, 1997 (and had served as a director from March 1996 until May 1996). Mr. Levy served as Chairman and Chief Executive Officer of Best Products Co. Inc., a large discount retailer of jewelry and brand name hardline merchandise, from April 1996 until January 1997. Prior to such time, Mr. Levy was a Principal for LBK Consulting from 1994 until 1996. Mr. Levy served as Chairman and Chief Executive Officer of Conran’s during 1993. Prior to such time, Mr. Levy was Vice Chairman and Chief Operating Officer for Montgomery Ward & Co. from 1991 until 1993. Mr. Levy is the Chairman of the Compensation Committee and a member of the Audit Committee, the Governance and Nominating Committee and the Long Range Planning Committee.

Hugh M. Patinkin and Matthew M. Patinkin, an executive officer of Whitehall, are brothers.

Meetings and Committees

Directors are expected to attend board meetings and meetings of the committees on which they serve. The Board of Directors of Whitehall held six meetings during fiscal 2003. Each director attended all of the meetings of the Board of Directors and its committees on which he served during fiscal 2003. In addition, it is the Board of Directors’ policy that the directors should attend Whitehall’s annual meeting of stockholders absent exceptional circumstances. Last year, all directors attended the annual meeting.

Audit Committee. The Audit Committee presently consists of Richard K. Berkowitz (Chairman), Daniel H. Levy and Sanford Shkolnik. The Audit Committee held thirteen meetings in fiscal year 2003. Some of these meetings dealt primarily with the Capital Factors civil litigation and related Securities and Exchange Commission and United States Attorney investigations.

The Board of Directors has determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy, under applicable New York Stock Exchange listing standards and federal securities laws. The Board of Directors has also determined that Mr. Berkowitz is an “Audit Committee financial expert” under federal securities laws.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on Whitehall’s website at www.whitehalljewellers.com and is included as Appendix A to this proxy.

The functions of the Audit Committee include assisting the Board in monitoring the integrity of Whitehall’s financial statements, the independent auditors’ qualifications and independence, the performance of Whitehall’s internal audit function and independent auditors and the compliance by Whitehall with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent auditors of Whitehall, who report directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent auditors. The Audit Committee has the authority to retain independent legal, accounting and other advisors and Whitehall is required to provide adequate funding and the compensation of any such advisors.

The Audit Committee is also responsible for preparing a report for inclusion in Whitehall’s proxy statement stating among other things, whether Whitehall’s audited financial statements should be included in Whitehall’s Annual Report on Form 10-K.

Compensation Committee. The Compensation Committee presently consists of Daniel H. Levy (Chairman), Richard K. Berkowitz and Sanford Shkolnik. The Compensation Committee held five meetings in fiscal 2003. The Compensation Committee reviews and recommends the compensation arrangements for all executive officers and directors and administers and takes such other action as may be required in connection with certain compensation and incentive plans of Whitehall (including the grant of stock options and other stock based awards).

The Board of Directors has determined that all of the members of the Compensation Committee meet the requirements for independence under applicable New York Stock Exchange listing standards. Whitehall’s By-Laws require that the Compensation Committee consist of non-employee directors. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on Whitehall’s website at www.whitehalljewellers.com.

Governance and Nominating Committee. The Governance and Nominating Committee presently consists of Richard K. Berkowitz (Chairman), Daniel H. Levy and Sanford Shkolnik. As of April 14, 2004, Mr. Shkolnik replaced Norman J. Patinkin as a member of the committee. The Governance and Nominating Committee held four meetings in fiscal 2003. The Governance and Nominating Committee identifies, evaluates, and recommends individuals qualified to be directors of Whitehall to the Board of Directors for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders, develops and recommends to the Board of Directors corporate governance guidelines for Whitehall and reviews and makes recommendations with respect to a variety of other governance matters.

The Board of Directors has determined that all of the members of the Governance and Nominating Committee meet the requirements for independence under applicable New York Stock Exchange listing standards. The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on Whitehall’s website at www.whitehalljewellers.com.

Stockholder recommendations for director nominations may be submitted to the Secretary of Whitehall by written request at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, and they will be forwarded to the Governance and Nominating Committee for their consideration. Each such written request must be received by no later than January 28, 2005, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement. The Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board of Directors. In addition to considering candidates recommended by stockholders, the committee considers potential candidates recommended by current directors, company officers and others. The committee screens all potential candidates in the same manner regardless of the source of the recommendation. The committee’s initial review is typically based on any written materials provided with respect to the potential candidate. The committee determines whether the candidate has the specific qualities and skills desirable for directors of Whitehall and whether requesting additional information or an interview is appropriate. The consideration of any candidate for director will be based on the committee’s assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. The committee has also retained a third-party firm to advise Whitehall on, among other things, the structure of the Board of Directors. The Governance and Nominating Committee has not previously used outside consultants to help identify potential candidates, but it may choose to do so in the future.

Long Range Planning Committee. The Board of Directors of Whitehall has recently established a Long Range Planning Committee consisting of Sanford Shkolnik (Chairman), Daniel H. Levy and Norman J. Patinkin. The purpose of the Long Range Planning Committee is to review the long-term direction of the Company and advise management and the Board of Directors with respect to strategic issues.

Executive Sessions. Non-employee directors meet in executive session at each regularly scheduled meeting of the Board of Directors. Chairmanship of the sessions rotates among the chairperson of the Audit, Nominating and Governance and Compensation Committees.

Director Independence

In accordance with the rules of the New York Stock Exchange (and with respect to the Audit Committee, the rules of the Securities and Exchange Commission) and after considering all existing relationships, the Board of Directors has determined that all of its members, other than Hugh M. Patinkin, the Chairman and Chief Executive Officer of Whitehall, are independent, and that all members of the Audit, Compensation and Governance and Nominating Committees are independent. In connection with these determinations, the Board of Directors adopted standards concerning director independence which guidelines conform to the independence requirements in the New York Stock Exchange listing rules and other applicable laws, rules and regulations.

Compensation of Directors

Directors who are officers or employees of Whitehall receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

In fiscal year 2003, non-employee directors received compensation of $3,750 per fiscal quarter. In addition, non-employee directors were entitled to receive $1,000 for each meeting of the Board of Directors attended and committee chairmen and members were entitled to receive $300 and $200, respectively, for each committee meeting attended. Each non-employee director of Whitehall had the option to receive nonqualified stock options at the beginning of each fiscal quarter in lieu of receiving the quarterly directors’ fees of $3,750 described above. The per share exercise price of all such options is equal to the fair market value of the common stock on the date of grant, and such options vest at the end of the fiscal quarter in which they were granted.

After a review of the compensation paid to non-employee directors by other companies and, in particular, companies in Whitehall’s peer group, the Board of Directors determined that it was consistent with Whitehall’s ongoing corporate governance initiatives to increase the compensation of Whitehall’s non-employee directors. In fiscal year 2004, non-employee directors will receive compensation of $6,250 per fiscal quarter. In addition, non-employee directors are entitled to receive $1,250 for each meeting of the Board of Directors attended and committee members are entitled to receive $400 for each committee meeting attended. The chairman of the Audit Committee is entitled to receive an annual cash retainer of $25,000, to be paid in four equal installments at the beginning of each fiscal quarter. The chairman of each other committee is entitled to receive an annual cash retainer of $5,000, to be paid in four equal installments at the beginning of each fiscal quarter. Each non-employee director of Whitehall has the option to receive shares of restricted common stock at the beginning of each fiscal quarter in lieu of receiving the quarterly directors’ fees of $6,250 described above. The fair market value of the common stock on the date of issuance, and the restriction period (that is, the period in which the common stock subject to the award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of) relating to each such award will lapse at the end of the fiscal quarter in which the shares of restricted common stock were issued. Shares of restricted stock are subject to forfeiture if the non-employee director ceases to serve as a director of Whitehall during the restriction period.

Each of the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan provides that non-employee directors may be granted stock-based awards at the discretion of the Compensation Committee, with the approval of the Board of Directors, to advance the interests of Whitehall by attracting and retaining well-qualified directors. Accordingly, Whitehall may grant such awards from time to time for such purpose.

As permitted under Whitehall’s 1997 Long-Term Incentive Plan, each non-employee director is granted a restricted stock award each year as of the Audit Certification Date (as defined below). Such award entitles each non-employee director to receive an amount of restricted common stock equal to $10,000 divided by the fair market value of such common stock on the applicable Audit Certification Date, rounded down to the nearest whole share. The restriction period relating to each such award is one year from the date of grant. Shares of restricted stock are subject to forfeiture if the non-employee director ceases to serve as a director of Whitehall during the restriction period. The “Audit Certification Date” is the date each year on which Whitehall’s independent public accountants deliver an opinion to Whitehall as to its yearly audit of the financial statements of Whitehall.

Whitehall offers health insurance coverage to the members of its Board of Directors. The health insurance policy options and related policy cost available to the directors are the same as those available to Whitehall’s senior level employees.

Communications with the Board of Directors

Whitehall does not have formal procedures for stockholder communication with the Board of Directors. Any matter intended for the Board of Directors, including the chair of the Nominating and Governance Committee or the non-management directors as a group, should be directed to the Secretary of Whitehall at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, with a request to forward the same to the intended recipient. All stockholder communications delivered to the Secretary of Whitehall for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with the stockholder’s instructions. Information regarding how to submit comments or complaints relating to Whitehall’s accounting, internal accounting controls or auditing matters can be found in Whitehall’s Code of Conduct, which can be found on Whitehall’s website at www.whitehalljewellers.com.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of Whitehall who are not identified above under “Election of Directors — Nominees” and “— Other Directors.”

Matthew M. Patinkin, age 46, joined Whitehall in 1979 and has served as its Executive Vice President, Operations since July 2000. He also served as Executive Vice President, Store Operations, from 1989 through July 2000 and as a member of the Board of Directors of Whitehall from 1989 to January 2004.

John R. Desjardins, age 53, joined Whitehall in 1979 and has served as Executive Vice President, Chief Financial Officer and Secretary. He also served as Treasurer of Whitehall from 1989 through October 1998 and as a member of the Board of Directors of Whitehall from 1989 to January 2004. Previously, he worked as a certified public accountant with Deloitte & Touche L.L.P.

Manny A. Brown, age 47, joined Whitehall in 1997 as its Executive Vice President, Operations. Mr. Brown was employed from 1986 through 1997 by Foster Medical Corporation which was later acquired by Abbey Home Healthcare and then merged with Homedco to create Apria Healthcare. Mr. Brown held various sales and operations management positions with Apria Healthcare, including Executive Vice President, East Operations and Senior Vice President, Central Operations. Mr. Brown was employed by FMC Corporation from 1980 through 1985 in various sales management and marketing positions. Mr. Brown was employed by American Brands from 1978 through 1980 in various sales management positions.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

Summary Compensation. The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by or paid to Whitehall’s Chief Executive Officer and the other named executive officers during the years ended January 31, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
				Awards
Name and Principal Position	Year ended Jan. 31	Salary	Bonus	Restricted Stock Awards(1)	Shares Underlying Options(2)
Hugh M. Patinkin	2004	$525,000	$75,000	—	—
Chairman, Chief Executive	2003	$500,000	$—	$101,200	150,000
Officer and President	2002	$425,000	$224,250	$57,216	200,000
John R. Desjardins	2004	$305,000	$45,700	—	—
Executive Vice President, Chief	2003	$305,000	$—	—	15,000
Financial Officer and Secretary	2002	$305,000	$125,050	$31,901	20,000
Jon H. Browne	2004	$261,289	$37,350	—	—
Former Executive Vice	2003	$249,000	$—	$35,420	60,000
President, Chief Financial and	2002	$220,000	$90,200	$23,021	70,000
Administrative Officer
and Treasurer (3)
Matthew M. Patinkin	2004	$280,000	$40,500	—	—
Executive Vice President,	2003	$270,000	$—	—	20,000
Operations	2002	$270,000	$110,700	$28,250	20,000
Lynn D. Eisenheim	2004	$236,138	$38,100	—	—
Former Executive Vice	2003	$254,000	$—	—	20,000
President, Merchandising (4)	2002	$225,000	$92,250	$23,542	20,000
Manny A. Brown	2004	$260,000	$37,425	—	—
Executive Vice President,	2003	$250,000	$—	—	12,500
Operations	2002	$250,000	$102,500	$26,150	25,000

(1)	On January 28, 2003, each of Whitehall’s Chief Executive Officer and former Chief Financial and Administrative Officer and Treasurer received an award of 10,000 shares and 3,500 shares of restricted stock, respectively, as an incentive award with respect to services to be rendered during the fiscal year ending January 31, 2004. The restrictions on shares of restricted stock lapse in three equal annual installments on the first, second and third anniversaries of the dates of each of the grants. As described below in Note (3), all such restricted shares awarded to Mr. Browne were forfeited upon the termination of his employment. Dividends or other distributions, if paid on shares of common stock generally, will be paid with respect to shares of restricted stock. As of January 31, 2004, the number and value of the aggregate restricted stock holdings of Whitehall’s Chief Executive Officer and the other named executive officers were: Mr. H. Patinkin, 9,226 shares ($85,248.24); Mr. Desjardins, 1,427 shares ($13,185.48); Mr. Browne, 0 shares ($0.00); Mr. M. Patinkin, 1,264 shares ($11,679.36); Mr. Eisenheim, 0 shares ($0.00); and Mr. M. Brown, 1,170 shares ($10,810.80).

(2)	The shares underlying options shown for the fiscal year ended January 31, 2003 include separate option grants for services to be rendered during fiscal years 2003 and 2004. On February 7, 2002, as an incentive award with respect to services to be rendered during the fiscal year ended January 31, 2003, each of Whitehall’s Chief Executive Officer and the following named executive officers were granted options to purchase shares of Whitehall’s common stock in the following amounts: Mr. H. Patinkin, 100,000; Mr. Desjardins, 10,000; Mr. M. Patinkin, 10,000; Mr. Eisenheim, 10,000; and Mr. M. Brown, 5,000. On March 11, 2002, as an incentive award with respect to services to be rendered during the fiscal year ended January 31, 2003, Whitehall’s former Chief Financial and Administrative Officer and Treasurer was granted 35,000 options to purchase shares of Whitehall’s common stock. On January 28, 2003, as an incentive award with respect to services to be rendered during the fiscal year ending January 31, 2004, each of Whitehall’s Chief Executive Officer and the other named executive officers were granted options to purchase shares of Whitehall’s common stock in the following amounts: Mr. H. Patinkin, 50,000; Mr. Desjardins, 5,000; Mr. Browne, 25,000; Mr. M. Patinkin, 10,000; Mr. Eisenheim, 10,000; and Mr. M. Brown, 7,500.

(3)	Whitehall terminated Mr. Browne’s employment on December 11, 2003, effective December 25, 2003. In connection with such termination, all options and all shares of restricted stock that remained subject to restriction on such date were forefeited by Mr. Browne.

(4)	Whitehall terminated Mr. Eisenheim’s employment on December 17, 2003, effective January 1, 2004. In connection with such termination, all options and all shares of restricted stock that remained subject to restriction on such date were forefeited by Mr. Eisenheim.

General Information Regarding Options. The following tables show information regarding stock options exercised by and held by the executive officers named in the Summary Compensation Table. Stock options were not granted to any of the named executive officers in fiscal year 2003.

Option Exercises in Fiscal 2003 and Fiscal Year End Option Values

			Number of Securities underlying unexercised Options as of January 31, 2004		Value of unexercised in the Money Options as of January 31, 2004
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Hugh M. Patinkin	—	—	1,212,649	166,665	$169,334	$84,666
John R. Desjardins	—	—	381,160	16,665	$16,934	$8,466
Matthew M. Patinkin	—	—	364,537	19,998	$16,934	$8,466
Jon H. Browne (1)	—	—	—	—	$—	$—
Lynn D. Eisenheim (2)	—	—	—	—	$—	$—
Manny A. Brown	—	—	107,966	16,666	$80,649	$10,583

(1)	Whitehall terminated Mr. Browne’s employment on December 11, 2003, effective December 25, 2003. In connection with such termination, all options and all shares of restricted stock that remained subject to restriction on such date were forefeited by Mr. Browne.

(2)	Whitehall terminated Mr. Eisenheim’s employment on December 17, 2003, effective January 1, 2004. In connection with such termination, all options and all shares of restricted stock that remained subject to restriction on such date were forefeited by Mr. Eisenheim.

Severance Agreements

Severance Agreements with Named Executive Officers. As described below, Whitehall has entered into severance agreements with each of Hugh M. Patinkin, Chairman, Chief Executive Officer and President, dated May 7, 1996; John R. Desjardins, Executive Vice President and Secretary, dated May 7, 1996; Matthew M. Patinkin, Executive Vice President, Operations, dated May 7, 1996; and Manny A. Brown, Executive Vice President, Operations, dated March 17, 1997.

The agreements provide for certain payments after a “change of control.” A “change of control” is defined under the agreements to include (i) an acquisition by a third party (excluding certain affiliates of Whitehall) of beneficial ownership of at least 25% of the outstanding shares of common stock, (ii) a change in a majority of the incumbent Board of Directors and (iii) merger, consolidation or sale of substantially all of Whitehall’s assets if Whitehall’s stockholders do not continue to own at least 60% of the equity of the surviving or resulting entity. Pursuant to these agreements, the employees will receive certain payments and benefits if they terminate employment voluntarily six months after a “change of control,” or if, during a three-year period following a change in control (i) they terminate for “good reason,” as defined in the agreements (such as certain changes in duties, titles, compensation, benefits or work locations) or (ii) if they are terminated by Whitehall, other than for “cause,” as so defined. The severance agreements also provide for certain payments absent a change of control if they terminate employment for “good reason” or if they are terminated by Whitehall, other than for “cause.” Their payment will equal 2.5 times (1.5 times if a change of control has not occurred) their highest salary plus bonus over the five years preceding the change of control, together with continuation of health and other insurance benefits for 30 months (18 months if a change of control has not occurred). The severance agreements also provide for payment of bonus for any partial year worked at termination of employment equal to the higher of (x) the employee’s average bonus for the immediately preceding two years and (y) 50% of the maximum bonus the employee could have earned in the year employment terminates, pro rated for the portion of the year completed. To the extent any payments to any of the five senior executives under these agreements would constitute an “excess parachute payment” under section 280G(b)(1) of the Code, the payments will be “grossed up” for any excise tax payable under such section, so that the amount retained after paying all federal income taxes due would be the same as such person would have retained if such section had not been applicable.

In addition, Whitehall entered into severance agreements with each of Jon H. Browne, former Executive Vice President, Chief Financial and Administrative Officer and Treasurer, dated January 24, 2000 and Lynn D. Eisenheim, former Executive Vice President, Merchandising, dated November 1, 2000 (originally dated May 7, 1996), with provisions similar to those described above. In connection with the termination of Mr. Browne’s employment, Whitehall entered into a Separation and Release Agreement with Mr. Browne whereby Mr. Browne waived and released Whitehall from, among other things, any claim for any payment pursuant to his severance agreement. A copy of the Separation and Release Agreement was filed as an exhibit to Whitehall’s 2003 Annual Report on Form 10-K. Upon termination of Mr. Browne’s employment, all of Mr. Browne’s stock options and shares of restricted stock that remained subject to vesting were forfeited. Upon termination of Mr. Eisenheim’s employment, all of Mr. Eisenheim’s stock options and shares of restricted stock that remained subject to vesting were forfeited. To date, no severance payments have been made to Mr. Eisenheim pursuant to his severance agreement. Whitehall has made an accrual with respect to these severance agreements that it believes is appropriate.

Executive Officer Compensation Report by the Compensation Committee

All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table (other than Jon Browne and Lynn Eisenheim, whose employment with Whitehall was terminated on December 11, 2003, effective December 25, 2003 and December 17, 2003, effective January 1, 2004, respectively) are currently made by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Daniel H. Levy (Chairman), Richard K. Berkowitz and Sanford Shkolnik. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of Whitehall.

Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. Long-term compensation is generally provided through awards under the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan.

The Compensation Committee’s approach to annual base salary is to offer competitive salaries in comparison with market practices. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Compensation Committee based on an assessment of the particular responsibilities and performance of the officer taking into account the performance of Whitehall, other comparable companies, the retail jewelry industry, the economy in general and such other factors as the Compensation Committee may deem relevant. The comparable companies considered by the Compensation Committee may include companies included in the peer group index discussed below and/or other companies in the sole discretion of the Compensation Committee. No specific measures of Whitehall’s performance or other factors are considered determinative in the base salary decisions of the Compensation Committee. Instead, substantial judgment is used and all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions.

In addition to base salary, the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above were eligible to participate in Whitehall’s Management Bonus Program during fiscal 2003. Under this bonus program, each executive officer was entitled to receive a cash bonus (not to exceed 125% of base salary in the case of the Chief Executive Officer and up to 100% of base salary in the case of the other executive officers named in the Summary Compensation Table above) and a restricted stock bonus (not to exceed 25% of the cash bonus paid) based on the net income of Whitehall before extraordinary items. Based on Whitehall’s performance during fiscal 2003, no bonuses were paid pursuant to the Management Bonus Program to the Chief Executive Officer or the other executive officers named in the Summary Compensation Table above.

The executive officers are eligible to participate in the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan. Each of the 1996 Long-Term Incentive Plan and the 1997 Long-Term Incentive Plan is administered by the Compensation Committee. Subject to the terms of the plans, the Compensation Committee (and the Chief Executive Officer with respect to non-executive officer employees) is authorized to select eligible directors, officers and other key employees for participation in the plans and to determine the number of shares of common stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of the awards. The purposes of the plans are to align the interests of Whitehall’s stockholders and the recipients of grants under the plans by increasing the proprietary interest of the recipients in Whitehall’s growth and success and to advance the interests of Whitehall by attracting and retaining officers and other key employees. The terms and the size of the option grants to each executive officer will vary from individual to individual in the discretion of the Compensation Committee. No specific factors are considered determinative in the grants of options to executive officers by the Compensation Committee. Instead, all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions. Grants of options are based on the judgment of the members of the Compensation Committee considering the total mix of information.

On March 18, 2003, the Compensation Committee recommended, and the Board of Directors approved, the 2003 Special Bonus Program which provided an aggregate amount of $414,200 to be paid to 26 of Whitehall’s key executives during fiscal 2003. Under the terms of the 2003 Special Bonus Program, one-half of the special bonus became payable on May 30, 2003 and the remaining half became payable on October 2, 2003, in each case, only if the executive remained in the employment of Whitehall on such date. In addition to the 2003 Special Bonus Program, the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above (other than Jon Browne and Lynn Eisenheim, whose employment with Whitehall was terminated on December 11, 2003, effective December 25, 2003 and December 17, 2003, effective January 1, 2004, respectively) were eligible to participate in Whitehall’s Management Bonus Program for fiscal 2003.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is “qualified performance-based compensation.” Compensation attributable to stock options granted to executives is intended to constitute “qualified performance-based compensation.” Whitehall does not believe that the $1 million deduction limitation should have any effect on it in the near future. If the $1 million deduction limitation is expected to have any effect on Whitehall in the future, Whitehall will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Daniel H. Levy (Chairman)
Richard K. Berkowitz
Sanford Shkolnik

Performance Graph

The rules of the Securities and Exchange Commission require each public company to include a performance graph comparing the cumulative total stockholder return on the company’s common stock for the five preceding fiscal years, or such shorter period as the registrant’s class of securities has been registered with the Securities and Exchange Commission, with the cumulative total returns of a broad equity market index and a peer group or similar index. The common stock traded on The NASDAQ Stock Market under the symbol “WHJI” from May 2, 1996 through January 26, 2000. On January 27, 2000, the common stock began trading on the New York Stock Exchange under the symbol “JWL.” The performance graph included in this proxy statement shows the period from January 31, 1999 through the last trading day of the fiscal year which was January 31, 2004.

The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between January 31, 1999 and January 31, 2004 in comparison to the New York Stock Exchange Market Index and the “Jewelry Stores Peer Group Index” or “JSPGI.” The retail jewelry store companies comprising the JSPGI are companies traded on The Nasdaq Stock Market, the New York Stock Exchange, The American Stock Exchange or over-the-counter who have listed their companies’ SIC code as 5944 — Jewelry Store. These companies include Whitehall, DGSE Companies, Inc., Finlay Enterprises, Inc., Friedman’s Inc., Napoli Enterprises, Inc., Reeds Jewelers, Inc., SGD Holdings, Ltd., Signet Group PLC, Tiffany & Co. and Zale Corporation.

COMPARISON OF CUMULATIVE TOTAL RETURN
Among Whitehall Jewellers, Inc., The NYSE Market Index
and The Jewelry Stores Peer Group Index

Assumes $100 invested on January 31, 1999 in Whitehall’s common stock, The Jewelry Stores Peer Group Index, and The NYSE Market Index. Cumulative total return assumes reinvestment of dividends.

	1/31/99	1/31/00	1/31/01	1/31/02	1/31/03	1/31/04
Whitehall Jewellers, Inc.	100.00	210.33	72.05	134.61	86.89	83.96
The Jewelry Stores Peer Group Index	100.00	220.47	219.97	237.64	170.31	222.61
NYSE Market Index	100.00	124.62	135.11	119.63	96.88	109.65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Whitehall’s common stock as of May 7, 2004, by (i) each person who is known by Whitehall to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of Whitehall, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers of Whitehall as a group.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class(2)
5% Stockholders
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	1,722,700	12.4%

Wasatch Advisors, Inc. (4) 150 Social Hall Avenue Salt Lake City, UT 84111	1,416,750	10.2%

Reed Conner & Birdwell LLC (5) 11111 Santa Monica Boulevard, Suite 1700 Los Angeles, CA 90025	1,368,999	9.8%

William Blair & Company, L.L.C. (6) 222 West Adams Chicago, IL 60606	1,321,262	9.4%

Westport Asset Management, Inc. (7) 253 Riverside Avenue Westport, CT 06880	1,075,970	7.7%

Myron M. Kaplan (8) P.O. Box 385 Leonia, NJ 07605	994,700	7.1%

Directors and Executive Officers
Hugh M. Patinkin (9)	2,161,330	14.2%
Matthew M. Patinkin (10)	884,270	6.2%
John R. Desjardins (11)	665,664	4.6%
Manny A. Brown (12)	121,254	*
Lynn D. Eisenheim (13)	89,130	*
Norman J. Patinkin (14)	84,243	*
Daniel H. Levy (15)	57,983	*
Richard K. Berkowitz (16)	54,845	*
Sanford Shkolnik (17)	25,100	*
Jon H. Browne (18)	515	*
All executive officers and directors as a group	4,144,334	25.5%

  *Less than 1%.

(1)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	Applicable percentage of ownership is based on 13,936,777 shares of common stock outstanding on May 7, 2004. Where indicated in the footnotes, this table also includes common stock issuable pursuant to stock options exercisable within 60 days of the filing of this proxy statement.

(3)	Share information based solely on information contained on a Schedule 13G/A, dated February 16, 2004, filed with the Securities and Exchange Commission. This Schedule 13G/A indicates that Fidelity Management &

Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole investment power with respect to 1,523,900 of the reported shares. The Schedule 13G/A further indicates that Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through their control of Fidelity Management & Research Company, have sole power to dispose of the 962,300 shares. This Schedule 13G/A also indicates that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 198,800 of the reported shares as a result of its serving as investment manager of the institutional account(s). This Schedule 13G/A further indicates that Edward C. Johnson 3d and FMR Corp., through their control of Fidelity Management Trust Company, each has sole dispositive power over 198,800 shares and sole power to vote or to direct the voting of 198,800 shares of Common Stock owned by the institutional account(s) as reported above. In addition, the Schedule 13G/A indicates that Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Board of Directors of Trustees of the Fidelity Funds, that members of the Edward C. Johnson 3d family own approximately 49% of the voting power of FMR Corp., and that the Johnson family group and all Class B shareholders of FMR Corp. have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Furthermore, the Schedule 13G states that through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4)	Share information based solely on information contained on a Schedule 13G/A, dated March 10, 2004, filed with the Securities and Exchange Commission. This Schedule 13G/A indicates that Wasatch Advisors, Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole voting and investment power with respect to the reported shares.

(5)	Share information based solely on information contained on a Schedule 13G, dated February 13, 2004, filed with the Securities and Exchange Commission. This Schedule 13G indicates that Reed Conner & Birdwell LLC, an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has sole voting and investment power with respect to the reported shares.

(6)	Share information based solely on information contained on a Schedule 13G/A, dated February 6, 2004, filed with the Securities and Exchange Commission. This Schedule 13G/A indicates that William Blair & Company, L.L.C., a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting and investment power with respect to the reported shares.

(7)	Share information based solely on information contained on a Schedule 13G/A, dated February 12, 2004, filed with the Securities and Exchange Commission. This Schedule 13G/A indicates that Westport Asset Management, Inc., an investment adviser registered under section 203 of the Investment Advisers Act of 1940, has shared voting power with respect to 762,920 of the reported shares and shared investment power with respect to 1,075,970 of the reported shares. This Schedule 13G/A indicates that Westport Asset Management, Inc. disclaims beneficial ownership of such shares and disclaims the existence of a group.

(8)	Share information based solely on information contained on a Schedule 13G/A, dated February 12, 2004, filed with the Securities and Exchange Commission. This Schedule 13G/A indicates that Myron M. Kaplan has sole voting and investment power with respect to the reported shares.

(9)	Includes 1,312,648 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 388,439 shares beneficially owned by Hugh M. Patinkin, which shares are held by MJSB Investment Partners, L.P., a Delaware limited partnership, U/A/D 10/28/97 of which Hugh H. Patinkin is the sole managing agent of the partnership. Includes 9,916 shares held by Hugh M. Patinkin and Sheila Patinkin, as Trustees of various other trusts for their children, with respect to which shares Hugh M. Patinkin and Sheila Patinkin share voting and investment power. Includes 1,280 shares of restricted stock granted on March 11, 2002, which restrictions lapse on March 11, 2005. Includes 6,666 shares of restricted stock granted on January 28, 2003, which restrictions lapse in equal annual installments on January 28, 2005 and January 28, 2006. The mailing address of Hugh M. Patinkin is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(10)	Includes 374,536 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 185,208 shares beneficially owned by Matthew M. Patinkin, which shares are held by Robin J. Patinkin and Debra Soffer, as Trustees of the Matthew M. Patinkin 1994 Family Trust U/A/D 12/19/94. Robin J. Patinkin and Debra Soffer have shared investment power with respect to such shares. Includes 32,406 shares held by Matthew M. Patinkin and Robin J. Patinkin, as Trustees of various trusts for the benefit of their children. Includes 13,281 shares held by Robin J. Patinkin, as Trustee of various trusts for the benefit of the children of Matthew M. Patinkin and Robin J. Patinkin, with respect to which shares Matthew M. Patinkin disclaims beneficial ownership because Robin J. Patinkin has sole voting and investment power with respect to such shares. Includes 632 shares of restricted stock granted on March 11, 2002, which restrictions lapse on March 11, 2005. The mailing address of Matthew M. Patinkin is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(11)	Includes 391,159 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 35,748 shares beneficially owned by John R. Desjardins, which shares are held by Cheryl Desjardins and Stephen Kendig, as Trustees of the John R. Desjardins 1995 Family Trust U/A/D 12/28/95. Cheryl Desjardins and Stephen Kendig have shared investment power with respect to such shares. Shares beneficially owned by Mr. Desjardins include shares allocated to his account in the ESOP (12,440 shares), as to which he shares voting power with the ESOP. The ESOP has sole investment power with respect to such shares. Includes 713 shares of restricted stock granted on March 11, 2002, which restrictions lapse on March 11, 2005. The mailing address of John R. Desjardins is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(12)	Includes 117,966 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 750 shares owned by Marcy Brown, Mr. Brown’s wife, in her self directed IRA account, with respect to which shares Manny A. Brown disclaims beneficial ownership. Includes 585 shares of restricted stock granted on March 11, 2002, which restrictions lapse on March 11, 2005. The mailing address of Manny A. Brown is c/o Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606.

(13)	Shares beneficially owned by Mr. Eisenheim include shares allocated to his account in the ESOP (3,350 shares) as to which he shares voting power with the ESOP. The ESOP has sole investment power with respect to such shares. Whitehall terminated Mr. Eisenheim’s employment on December 17, 2003, effective January 1, 2004.

(14)	Includes 44,033 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 213 shares of restricted common stock which may not be sold or transferred until after May 19, 2004. Includes 1,667 shares of restricted common stock which may not be sold or transferred until after February 19, 2005. Includes 1,145 shares of restricted common stock which may not be sold or transferred until after March 22, 2005. The mailing address of Norman J. Patinkin is c/o United Marketing Group, L.L.C., 5724 North Pulaski, Chicago, Illinois 60647.

(15)	Includes 46,111 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 1,667 shares of restricted common stock which may not be sold or transferred until after February 19, 2005. Includes 1,145 shares of restricted common stock which may not be sold or transferred until after March 22, 2005. The mailing address for Daniel H. Levy is c/o Donnkenny, Inc., 1411 Broadway, New York, New York 10019.

(16)	Includes 42,973 shares of common stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of this proxy statement. Includes 1,667 shares of restricted common stock which may not be sold or transferred until after February 19, 2005. Includes 1,145 shares of restricted common stock which may not be sold or transferred until after March 22, 2005. The mailing address for Richard K. Berkowitz is 3782 El Prado Blvd., Coconut Grove, Florida 33133.

(17)	Includes 4,613 shares of common stock issuable pursuant to presently exercisable stock options. Includes 688 shares of restricted common stock which may not be sold or transferred until after July 31, 2004. Includes 1,667 shares of restricted common stock which may not be sold or transferred until after February 19, 2005. Includes 1,145 shares of restricted common stock which may not be sold or transferred until after March 22, 2005. The mailing address of Sanford Shkolnik is c/o Encore Investments, LLC, 101 West Grand Avenue, Chicago, Illinois 60610.

(18)	Whitehall terminated Mr. Browne’s employment on December 11, 2003, effective December 25, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and executive officers and persons who are deemed to own more than ten percent of our common stock, to file certain reports with the Securities and Exchange Commission with respect to their beneficial ownership of our common stock.

Based upon a review of filings with the Securities and Exchange Commission and written representations from certain reporting persons that other filings were required to be made, we believe that all our directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a), other than Hugh M. Patinkin, who filed an amended Form 5 to report a gift of Whitehall common stock by Mr. H. Patinkin’s parents to various trusts for his children outside the prescribed time requirement; Matthew M. Patinkin, who filed an amended Form 5 to report a gift of Whitehall common stock by Mr. M. Patinkin’s parents to various trusts for his children outside the prescribed time requirement; John R. Desjardins, who filed an amended Form 5 to report a gift made by Mr. Desjardins to the John R. Desjardins 1995 Family Trust outside the prescribed time requirement; Norman J. Patinkin, who filed a Form 4 to report an exercise of options to purchase Whitehall common stock outside the prescribed time requirement and Sanford Shkolnik, who filed a Form 4 to report a grant by Whitehall of options to purchase Whitehall common stock outside the prescribed time requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the past, Whitehall provided certain office services to Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company or other companies, from time to time, which own and operate primarily mall-based snack food stores, and in which Hugh Patinkin, John Desjardins and Matthew Patinkin own or control a 52% equity interest. A substantial portion of the remaining equity interest is owned by the adult children and other family members of Norman Patinkin, a member of Whitehall’s Board of Directors. For these services, Double P Corporation paid Whitehall $700 per month. Effective February 1, 2004, Whitehall no longer provides these services. Matthew Patinkin previously served as a director of Double P Corporation and one of Norman Patinkin’s adult children is a director and chief executive officer of Double P Corporation. Hugh Patinkin, John Desjardins and Matthew Patinkin spend a limited amount of time providing services to Double P Corporation, PDP Limited Liability Company and CBN Limited Liability Company. Such services are provided in accordance with Whitehall’s Code of Conduct. In the case of Hugh Patinkin and John Desjardins, these services are performed solely in their capacities as shareholders of Double P Corporation. In the case of Matthew Patinkin, these services are performed in his capacity as a shareholder of Double P Corporation and were previously performed in his capacities as a director and a shareholder of Double P Corporation. Hugh Patinkin and John Desjardins receive no remuneration for these services other than reimbursement of expenses incurred. Matthew Patinkin receives no remuneration for these services other than the fee he previously received for his services as a director of Double P Corporation. In several cases, Whitehall and Double P Corporation agreed to divide and separately lease contiguous mall space. Whitehall and Double P Corporation concurrently negotiated separately with each landlord (“Simultaneous Negotiations”) to reach agreements for their separate locations. Since Whitehall’s initial public offering, its policy had required that the terms of any such leases must be approved by a majority of Whitehall’s outside directors. Whitehall had conducted such negotiations in less than ten situations, since Whitehall’s initial public offering in 1996. Whitehall’s current policy is that it will no longer enter into such Simultaneous Negotiations.

REPORT BY THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in monitoring the integrity of Whitehall’s financial statements, the independent auditors’ qualifications and independence, the performance of Whitehall’s internal audit function and independent auditors and the compliance by Whitehall with legal and regulatory requirements. Management is responsible for Whitehall’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Whitehall financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statements on Auditing Standards Nos. 89 and 90, which includes, among other items, matters related to the conduct of the audit of Whitehall’s annual financial statements.

The Audit Committee also has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors the issue of their independence from Whitehall and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent auditors in 2003 is compatible with maintaining the auditors’ independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Whitehall’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Richard K. Berkowitz (Chairman)
Daniel H. Levy
Sanford Shkolnik

INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of PwC who served as Whitehall’s independent public accountants for the last fiscal year, are expected to be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised by stockholders at the annual meeting or submitted in writing prior thereto.

Audit and Non-Audit Fees

The following table sets forth the fees billed for each of fiscal years 2003 and 2002 for professional services rendered by PwC.

	2003	2002
Audit Fees (1)	$2,429,679	$299,000
Audit-Related Fees (2)	$35,000	$21,000
Tax Fees (3)	$153,527	$120,518
All Other Fees (4)	$48,800	$—
TOTAL	$2,667,006	$440,518

(1)	Audit fees related to professional services rendered for the audit of Whitehall’s annual financial statements and quarterly review of financial statements included in Whitehall’s quarterly reports on Form 10Q. The 2003 audit fee increased primarily as a result of the Capital Factors civil litigation and related Securities and Exchange Commission and United States Attorney investigations.

(2)	Audit-related fees include professional services related to the audit of Whitehall’s financial statements, consultation on accounting standards or transactions and audits of employee benefit plans.

(3)	Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees include professional services rendered in connection with the production of information in response to a subpoena from the Supreme Court of the State of New York regarding the Capital Factors civil litigation.

Approval of Independent Public Account Services and Fees

Under Whitehall’s policy approved by the Audit Committee, the Audit Committee must pre-approve all services provided by Whitehall’s independent auditors and fees charged. The Audit Committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the Audit Committee will periodically monitor the levels of PwC fees against the pre-approved limits. The Audit Committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for approval. All fiscal year 2003 audit and non-audit services provided by the independent auditors were pre-approved.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Whitehall’s independent auditors to conduct the audit of Whitehall’s financial statements for the fiscal year ending January 31, 2005. PwC, a registered accounting firm, also served as Whitehall’s independent auditors for the fiscal years ended January 31, 2004 and 2003. The Board of Directors is submitting the selection of independent auditors for shareholder ratification at the Annual Meeting. Although ratification by stockholders is not required by Whitehall’s organizational documents or under applicable law, the Audit Committee has determined that a policy of requesting ratification by stockholders of its selection of independent auditors is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Whitehall and its stockholders.

THE BOARD OF DIRECTORS OF WHITEHALL RECOMMENDS
VOTES “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING JANUARY 31, 2005

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

The Securities and Exchange Commission and Whitehall’s by-laws establish advance notice procedures for stockholder proposals to be brought before any annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Under the rules of the Securities and Exchange Commission, proposals to be considered for inclusion in the proxy statement for the 2005 annual meeting must be received no later than January 28, 2005. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Act of 1934, as amended. Whitehall’s by-laws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at the annual meeting, including a requirement that such proposals be given to the secretary in writing not later than 90 calendar days in advance of the anniversary date of the release of Whitehall’s proxy statement to stockholders in connection with the preceding year’s annual meeting. Accordingly, a shareholder proposal intended to be considered at the 2005 annual meeting must be received by the secretary prior to February 27, 2005. All proposals and nominations should be directed to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention: Secretary.

ANNUAL REPORT ON FORM 10-K

WHITEHALL WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED WHITEHALL’S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO WHITEHALL JEWELLERS, INC., 155 NORTH WACKER DRIVE, SUITE 500, CHICAGO, ILLINOIS 60606, TELEPHONE (312) 782-6800, ATTENTION: JOHN R. DESJARDINS.

OTHER BUSINESS

It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

Hugh M. Patinkin
Chairman, Chief Executive Officer and President

ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
AND MAIL THEIR PROXIES PROMPTLY.

VOTE BY INTERNET - www.proxyvote.com
WHITEHALL JEWELLERS, INC. C/O EQUISERVE P.O. BOX 43068 PROVIDENCE, RI 02940

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Whitehall Jewellers, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	WHTCM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WHITEHALL JEWELLERS, INC.

The Board of Directors recommends a vote FOR the nominee in proposal 1.
				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Director nominee.			☐	☐	☐
	Nominee:	(01) Sanford Shkolnik

The Board of Directors recommends a vote FOR the ratification of the selection of the independent auditors in Proposal 2.
								For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Whitehall’s independent auditors for the fiscal year ending January 31, 2005.							☐	☐	☐

3.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of the director, this proxy will be voted FOR such election of director.  If no direction is given with respect to the Ratification of the selection of PricewaterhouseCoopers LLP, this proxy will be voted FOR such ratification.  Proxies are authorized to vote in their discretion upon any other matters that may properly come before the annual meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign the full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated				☐

Please indicate if you plan to attend this meeting		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

May 22, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on Thursday, June 24, 2004 at the Standard Club, 320 S. Plymouth Court, Chicago, IL 60604.  Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that these shares be voted.  Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.  If you plan to attend the meeting, please mark the appropriate box on the proxy.

Sincerely,

John R. Desjardins Secretary

WHITEHALL JEWELLERS, INC.
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting, June 24, 2004

P R O X Y

     The undersigned hereby appoints Hugh M. Patinkin and John R. Desjardins, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock and/or Class B Common Stock which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of Whitehall Jewellers, Inc. (the “Company”), to be held at the Standard Club, 320 S. Plymouth Court, Chicago, Illinois, 60604 on Thursday, June 24, 2004 at 10:00 a.m. (local time), and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended January 31, 2004.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Address Changes and/or Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com
WHITEHALL JEWELLERS, INC. C/O CROWE CHIZEK P.O. BOX 3697 OAK BROOK, IL 60522

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 22, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 22, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Whitehall Jewellers, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	WHTES3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WHITEHALL JEWELLERS, INC.

The Board of Directors recommends a vote FOR the nominee in proposal 1.
			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Director nominee.		☐	☐	☐
	Nominee:	(01) Sanford Shkolnik

The Board of Directors recommends a vote FOR the ratification of the selection of the independent auditors in Proposal 2.
							For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Whitehall’s independent auditors for the fiscal year ending January 31, 2005.						☐	☐	☐

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of the director, this proxy will be voted FOR such election of director.  If no direction is given with respect to the Ratification of the selection of PricewaterhouseCoopers LLP, this proxy will be voted FOR such ratification.

As a participant in the Plan, I hereby acknowledge receipt of the Notice to Plan Participants and the accompanying Proxy Statement relating to the Annual Meeting of Stockholders of Whitehall Jewellers, Inc. and I hereby instruct the Trustee to vote all shares of the Company common stock in my account as I have indicated above. If I sign, date and return this card but do not specifically instruct the Trustee how to vote, I understand that the Trustee will vote the shares credited to my account in accordance with the recommendations of the Board of Directors.

For address changes and/or comments, please check this box and write them on the back where indicated			☐

Please sign exactly as name appears hereon.  Joint owners should each sign.  Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

WHITEHALL JEWELLERS, INC.
Voting Instructions for the Annual Meeting of Stockholders Solicited by the ESOP Trustee

P R O X Y

     The undersigned participant in the WHITEHALL JEWELLERS, INC. EMPLOYEE STOCK OWNERSHIP PLAN does hereby instruct the ESOP Trustee to vote at the Annual Meeting of Stockholders of Whitehall Jewellers, Inc. (the “Company”) to be held June 24, 2004, (the “Annual Meeting”), and at all adjournments or postponements thereof, all the shares of Common Stock of the Company in the undersigned’s ESOP account, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in its discretion, on any other business which may properly come before the Annual Meeting.

     This card must be properly completed, signed, dated, and returned in the envelope provided to be received by ADP, the tabulator, by 11:59 P.M. Eastern Time on June 21, 2004.  If your voting instructions are not timely received, the Trustee will vote these shares in its discretion.  If this card is not received by 11:59 P.M. Eastern Time on June 21, 2004, the Trustee cannot ensure that your voting instructions will be tabulated.  If you sign, date and return this card but do not specifically instruct the Trustee how to vote, the Trustee will vote your shares in accordance with the recommendations of the Board of Directors.  Your voting instructions to the Trustee are confidential as explained in the accompanying Notice to Plan Participants.

PLEASE SPECIFY YOUR VOTING INSTRUCTIONS, SIGN, DATE AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENVELOPE PROVIDED.

Address Changes and/or Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE